EXHIBIT 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 24, 2005 for the financial statements of Epsilon Investment House Ltd for the year ended December 31, 2004. We consent to the incorporation by reference in the Registration Statement Form S-8 (File No. 333-61895 and File No. 333-55970), of our report dated February 24, 2005 with respect to the consolidated financial statements of Ampal – American Israel Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2004.

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Kost Forer Gabbay & Kasierer
A member of Ernst & Young Global

March 13, 2005